BY-LAWS OF ALICO, INC. (Amended to November 16, 1999)

ARTICLE I

Principal Office. The principal office of the Company shall be at 640 South Main Street, La Belle, Florida, or such other place in the State of Florida, as the Board of Directors shall from time to time deem advisable and in the best interest of the Company.

ARTICLE II

Place. Time and Notice of Stockholders Meetings. The annual meeting of the stockholders shall be held at the principal office of the Company or at such other place, either within or without the State of Florida, as may be provided in the notice of the meeting, at a time during the period November 30 through January 31 of each year or on such other date as may be ordered by the Board of Directors or the Executive Committee. Special meetings of the stockholders may be held at any time. either within or without the State of Florida, as provided in the notice of the meeting, and may be called by the Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or the holders of not less than one-tenth of the capital stock entitled to vote at the meeting. Notice of time and place of any meeting of stockholders shall be given as required under the laws of the State of Florida. Any stockholder may waive notice of any meeting either before, at or after the meeting.

ARTICLE III

Quorum of and Voting bv Stockholders. At any meeting of the stockholders, a majority in interest of all the capital stock issued and outstanding and entitled to vote, represented by stockholders of record either in person or by proxy, shall constitute a quorum, but a less interest may adjourn a meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority interest of the capital stock represented thereat shall decide any question brought before such meeting, unless the question be one which by express provision oflaw, or of these By-Laws, a larger or different vote is required, in which case such express provision shall govern.

ARTICLE IV

Proxies. Every holder of the capital stock of the Company shall be entitled to one vote for each share of capital stock standing in his name on the books of the Company as provided under the laws of the State of Florida. A stockholder may vote either in person or by proxy executed in writing and filed with the Secretary before the meeting at which such proxy shall be voted. A proxy shall entitle the holder thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof.

ARTICLE V

Number, Election and Duties of Directors: Vacancies in Board. The management ofthe business and affairs of the Company shall be vested in a Board of Directors ranging from seven (7) to eleven (11), which shall have all of the powers possessed by the Company itself, so far as this designation of authority is not inconsistent with the laws of the State of Florida, the Articles of Incorporation, or some other express provision of these By-Laws. The number of Directors may be increased or decreased from time to time by amendment of the By-Laws consistent with the limitations provided in the Articles of Incorporation; but no decrease shall have the effect of shortening the term of any incumbent director.

At each annual meeting of the stockholders, the stockholders shall elect. Directors to hold office until the next succeeding annual meeting or until their respective successors shall be elected and qualified. The Board ofDirectors shall designate and appoint one of its members as Chairman of the Board, and one of its members as Vice Chairman of the Board. The stockholders, at any special meeting, may remove from office any Director of the Company and may fill the vacancy caused by such removal.

Any vacancy occurring in the Board of Directors because of death, resignation, removal, or otherwise, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. Any Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

ARTICLE VI

Directors' Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

The Board of Directors shall meet each year immediately after the annual meeting of the stockholders for the purpose of organization, election of officers, and the consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Other meetings of the Board of Directors may be held at any time or place upon notice thereof being given in writing to each Director at his residence or place of business upon the call by the President or the Secretary or two or more Directors.

Notice of any such other meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and shall be equivalent to the giving of such notice. Attendance of a Director at such other meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business, because such meeting is not lawfully convened.

Any action of the Board of Directors which is required or permitted to be taken at a meeting may be taken without a meeting if written consent to the action signed by all members of the Board is filed in the minutes of the proceedings of the Board prior to the taking of such action.

ARTICLE VII
Quorum of Board of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting ITom time to time, and the meeting may be held so adjourned without further notice. The act of a majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, except as otherwise provided by law or by these By Laws.

ARTICLE VIII

Executive Committee. The Board of Directors shall designate and appoint two or more of their number to constitute an Executive Committee and shall fill vacancies on the Committee as they occur. The Board of Directors shall also designate and appoint one member of the Committee as Chairman thereof. The designation of such Executive Committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

The Executive Committee shall, but only when the Board is not in session, possess and exercise all the powers and duties of the Board of Directors in the management of the business and affairs of the Company, except the power to alter or amend the By-Laws of the Company, to fill vacancies on the Committee or on the Board of Directors, to issue, sell, hypothecate or give options on any stock, or to recommend to the stockholders any action requiring stockholder approval. The Executive Committee shall perform all such duties as may be expressly assigned to it by the Board of Directors. A majority of the Executive Committee from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. Any action of the Committee which is required or permitted to be taken at a meeting may, however, be taken without a meeting if written consent to the action signed by all members of the Committee is filed in the record of the proceedings of the Committee prior to the taking of such action. The Executive Committee shall keep a record of its proceedings and shall report them to the Board of Directors at the next meeting thereof. All such proceedings shall be subject to revision or alteration by the Board of Directors, provided, however, that third parties shall not be prejudiced by any such revision or alteration.

Finance Committee. The Board of Directors shall designate and appoint two or more of its members to constitute a Finance Committee and shall fill vacancies on the Committee as they occur. The Board of Directors shall also designate and appoint one member, Chairman thereof. The designation of such Finance Committee and delegation of authority to it shall not operate to relieve the Board of Directors, or any members thereof, any responsibility imposed upon it or him by law.

The Finance Committee shall prepare, or assist in the preparation of all plans for the capitalization and financing of the Company and its operations for submission to the Board of Directors. All proposed acquisitions, mergers, consolidations and capital expenditures shall be reviewed and approved by the Finance Committee prior to submission to the Board of Directors for action. The Finance Committee shall also review and approve all major changes in accounting procedure and methods prior to adoption by the Company. The Finance Committee shall perform all such other duties as may be expressly assigned to it by the Board of Directors.

Compensation Committee. The Board of Directors shall designate and appoint three or more of its outside director members to constitute a Compensation Committee and shall fill vacancies on the Committee as they occur. The Board of Directors shall also designate and appoint one member, Chairman thereof. The designation of such Compensation Committee and delegation of authority to it shall not operate to relieve the Board of Directors, or any members thereof, of any responsibility imposed by law.

The Compensation Committee shall review and approve the compensation package of the Chairman, President and Executive Vice President; review and approve the Company's annual profit share contribution for all qualifying employees, and review and approve the total annual salary adjustments and bonuses to the compensation package of all monthly employees. The Compensation Committee shall perform all such other duties as may be expressly assigned to it by the Board of Directors.

ARTICLE IX

Officers; How Appointed, Vacancies. The officers of the Company shall be a Chairman of the Board, a Vice Chairman of the Board, a Chairman of the Executive Committee, a Chairman of the Finance Committee, a President, one or more Vice Presidents, a Controller, a Secretary, a Treasurer, and such other officers, assistant officers and agents as may be deemed necessary by the Board of Directors.

Any person may hold two or more offices except that the President may not also be the Secretary or an Assistant Secretary.

The President shall be elected by the Directors from their number. All officers shall be chosen annually by the Board of Directors at its annual meeting, or as soon thereafter as may conveniently be possible.

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

Any vacancy in any office because of death, resignation, removal, or otherwise, shall be filled by the Board of Directors, and the officer so elected or appointed shall hold office until his successor is chosen and qualified.

ARTICLE X

Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

ARTICLE XI

Chairman of Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee if present, and shall, in general, perform all duties incident to the office of Chairman of the Executive Committee and such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

ARTICLE XII

President. The President shall, in general, perform all duties incident to his office and such other duties as from time to time may be assigned to him by the Board of Directors. When present he shall preside at all meetings of the stockholders, and unless a Chairman of the Board of Directors or a Vice Chairman has been elected and is present, he shall preside at meetings of the Board of Directors.

ARTICLE XIII

Chief Executive Officer. The Chief Executive Officer of the Corporation shall have the general and active management of the business of the Corporation. The Chairman of the Board or the President shall be the Chief Executive Officer, subject to the control of the Board of Directors, as may be from time to time designated by resolution of the Board of Directors.

ARTICLE XIV

Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him. In case of the absence or inability of the President to act, any Vice President, at the direction of the President or of the Board of Directors, may temporarily act in his place.

ARTICLE XV

Secretary. The Secretary shall keep accurate minutes of the meetings of the stockholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions ofthese By-Laws; and in general shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

ARTICLE XVI

Treasurer. The Treasurer shall be the financial officer of the Company and shall have custody of all of the monies of the Company and shall keep accurate records and accounts thereof which shall be subject to the inspection and control of the Board of Directors at all times. He shall, in general, perform all the duties incident to his office and such other duties as may from time to time be assigned to him by the Board of Directors or by the President. The Treasurer shall if required so to do by the Board of Directors give the Company a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for faithful performance of the duties of his office.

ARTICLE XVII

Controller. The Controller shall be the chief accounting officer of the Company and shall keep accurate books and records of accounts to show all of the Company's transactions. He shall perform all other duties incident to his office and such other duties as may from time to time be assigned to him by the Board of Directors or by the President.

ARTICLE XVIII

Issuance of Stock. Stock certificates shall be in a form not inconsistent with the Articles of Incorporation and as shall be approved by the Board of Directors. All certificates shall be consecutively numbered and shall show the name of the person owning the share or shares, the number of shares owned and the date of the issuance thereof, and shall be signed by the President or a Vice President and be attested by the Secretary or an Assistant Secretary with the corporate seal affixed thereto. Where any such certificate is signed by a transfer agent or an assistant transfer agent, other then the Company itself, or by a transfer clerk acting on behalf of the Company and a registrar, the signature of any officer herein named may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issue.

ARTICLE XIX

Transfer of Stock. The shares of stock shall be transferred as provided by the laws of the State of Florida. No transfer shall affect the right of the Company to pay any dividend due upon the stock or to treat the holder of record as the holder in fact until such transfer is recorded on the books of the Company or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every stockholder to notify the Company of his post office address.

ARTICLE XX

Deeds, Mortgages, Contracts, Etc. Subject always to specific directions of the Board of Directors, all deeds, mortgages, bonds, promissory notes, leases and other written contracts and agreements to which the Company is a party shall be executed in its name by the Chairman of the Board, Chief Executive Officer, President or any Vice President and attested by the Secretary or an Assistant Secretary; and the Secretary or Assistant Secretary, when necessary or required, shall affix the corporate seal thereto.

ARTICLE XXI

Indemnification of Directors and Officers. The Company shall indemnify each Director and Officer against expenses, costs and liabilities actually and necessarily incurred or paid by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director or Officer of the Company except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director or Officer; and such right of indemnification hereby conferred shall not be deemed exclusive of any other rights to which he may be entitled under any By-Law, agreement, vote of stockholders or otherwise.

ARTICLE XXII

Amendments. These By-Laws may be amended, added to, altered or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the entire Board of Directors provided that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon.
The stockholders of the Company at any annual or special meeting may also, by the affIrmative vote of a majority in interest of the capital stock issued and outstanding and entitled to vote, amend, add to or repeal these By-Laws, provided that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon. The Board of Directors may not amend, alter or repeal any By-Law adopted by the stockholders.

ARTICLE XXIII

Control-Share Acquisitions. The corporation exercises its right, pursuant to Section 607.109(5) of the Florida Statutes, to avoid the provisions pertaining to control-share acquisitions contained in Sections 607.109, 607.244(c) and 607.247(2), Florida Statutes.